                                                                   EXHIBIT 10.21

                     FIRST AMENDMENT TO LICENSE AGREEMENT
                     ------------------------------------


          THIS FIRST AMENDMENT (the "Amendment") dated as of this 25th day of March, 1999, is made by and between drkoop.com, Inc, located at 8920 Business Park Drive, Austin, Texas ("drkoop.com") and Multum Information Services, Inc., located at 3200 Cherry Creek South Drive, Suite 300, Denver, Colorado 80209 ("Multum").

          WHEREAS, drkoop.com, Inc. and Multum have entered into that certain License Agreement dated as of July 13, 1998 (the "Agreement"). drkoop.com, Inc. maintains a consumer oriented healthcare site on the Internet at the web site www.drkoop.com or any replacement or successor URL (the "drkoop Site"); and

          WHEREAS, drkoop.com and Multum desire to amend the Agreement as provided herein.

          NOW THEREFORE, in consideration of the premises, the mutual agreements and covenants contained herein and other good, valuable and sufficient consideration, drkoop.com and Multum agree as follows:

          1. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

          2. Paragraph 1 of Section 2.A of the Agreement is deleted in its entirety and the following is substituted in lieu thereof:

     Multum hereby grants to DRKOOP.COM, INC. a non-exclusive non-transferable license to use the Service in the United States during the Term of this Agreement in the manner contemplated by this Agreement. This license shall include but not be limited to the right to: (i) copy the Service for use and distribution by DRKOOP.COM, INC. to End-Users, for the purpose of this Agreement defined as consumers, solely as permitted by this Agreement; (ii) use the Service for internal purposes in a non-clinical setting for backup, archival, support, testing, training and demonstration purposes; (iii) install the Service through the drkoop.com site for each drkoop.com Inc. End-User; (iv) license/sublicense the Service to DRKOOP.COM, INC.'s End-Users; (v) market and demonstrate the Service to End-Users or potential End-Users of the drkoop.com site; and (vi) advise End-Users or potential End-Users to the availability of the Service through drkoop.com site.

          3. Section 2.C of the Agreement is deleted in its entirety and the following is substituted in lieu thereof:

     The parties agree that this license grant does extend for use of the Service as part of a bundled package sold by DRKOOP.COM, INC. to any entity where the ultimate End-User is defined as a Consumer, relative to the drkoop.com Site co-branded web site affiliations (such as a bundled package sale or wrapped for co-branding), or for distribution to 3rd party websites. In the event that the Services are distributed through a third party site, such Service shall be displayed with the drkoop.com brand, such as the tag line "Provided by drkoop.com". DRKOOP.COM, INC. may not license or distribute the Service to any Pharmaceutical Manufacturers for their use. DRKOOP.COM, INC. may license or distribute the Service to any Retail Drug Chains or Pharmacy Benefit Management companies for consumer usage via the Internet.

          4. The following will be added as Section 3.N of this Agreement in its entirety.

     Client agrees to direct all End-User traffic of the Service to Multum's SubscribeRx service. The conversion to SubscribeRx will be completed within 180 days of the effective date of this addendum, but may occur sooner as long as both parties agree that the conversion is functioning.


___________________

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

          5. Schedule II- Basic SDK Fees and Payments to the Agreement is hereby deleted and replaced by the pages of the Schedule II of identical title affixed to the back of this Amendment.

          6. Exhibit A- Multum Information Services Basic SDK Software Components to the Agreement is hereby deleted and replaced by the pages of the Exhibit A of identical title affixed to the back of this Amendment.

          7. The parties ratify the Agreement, as amended hereby, and confirm that the Agreement, as amended by this Amendment, remains in full force and effect. If any conflict shall arise between the terms and conditions of this Amendment and the terms and conditions of the Agreement, this Amendment shall govern with respect to the matters described herein.

          8. This Amendment may be executed in one or more counterparts, each of which may be executed by one or more of the parties hereto, but all of which, when taken together, shall constitute one agreement binding upon each of the parties hereto.

          IN WITNESS WHEREOF, drkoop.com Inc. and Multum have executed this Amendment as of the date first written above.

Executed on behalf of                   Executed on behalf of
DRKOOP.COM INC.                         MULTUM INFORMATION SERVICES, INC.


BY: /s/ Dennis Upah                     BY: ______________________
    ----------------------------

NAME: Dennis Upah                       NAME:_____________________
      --------------------------

TITLE: Chief Operating officer          TITLE: ___________________
       -------------------------

                            SCHEDULE II - BASIC SDK
                            -----------------------
                               FEES AND PAYMENTS

1.   FEES

     A.        Basic SDK License Fees:
          Based on the provision of Section 3.A herein, the license fees for Drkoop.com Inc. (drkoop.com) will be as follows:
          Year 1 (beginning January 1, 1999) Annual License fee of * * * .
          Year 2 (beginning January 1, 2000) Annual License fee of * * *.
          Year 3 (January 1, 2001 and July 13, 2001) Prorated Annual License Fee of * * *.

     B.        Software Development Kit (SDK) Fee:
          drkoop.com will pay a one-time SDK fee of * * * to Multum.

     C.        Annual Service and Support Fee:
          drkoop.com will pay an annual service and support fee of * * * to Multum plus such additional fees for service and support.

     D.        Optional Service and Support Package Fee:
          If elected, drkoop.com will pay Multum a yearly service and support fee of * * * per year for 20 hours of service and support.

     E. Multum has the option to change the fee schedule upon renewal of this Agreement with ninety (90) days prior written notice to drkoop.com.

     F. Multum reserves the right to conduct an independent audit of drkoop.com's invoices, Usage Data and billing records relating to the Fees paid to or due to Multum under this Agreement for the sole purpose of establishing that the Fees paid to Multum by drkoop.com are accurate. Multum may conduct such audits no more than quarterly.
          Each such audit shall be conducted during normal business hours upon reasonable notice to and agreement by drkoop.com. Multum will be responsible for all costs and expenses relating to each such audit. drkoop.com will maintain records according to generally accepted accounting principles. drkoop.com will provide Multum with monthly usage reports.

2.   PAYMENTS

     A. Commencing January 1, 1999, Multum will invoice drkoop.com for the annual license fees for use of the Service on a semi-annual basis and two (2) equal payments will be due fifteen (15) days after the invoice date during the Term of this Agreement.

     B. SDK and support fee is due and payable upon execution of this Amendment.

     C. The Annual Service and Support fee will be billed annually and due upon receipt.

          If purchased, the Optional Corporate Service and Support Package fee will be billed quarterly and due upon receipt.

_______________________

* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   EXHIBIT A
                       MULTUM INFORMATION SERVICES, INC.
                         BASIC SDK SOFTWARE COMPONENTS

FOR PURPOSES OF THIS AGREEMENT, THE SDK DRUG INFORMATION SERVICES (THE "SERVICE") BEING OFFERED TO DRKOOP.COM INC. ARE:

The SDK (Software Development Kit) provides extremely powerful development tools that offer drug knowledge bases and expert drug information to new or existing clinical information systems. Multum Information Services, Inc. ("Multum") has developed the SDK as a suite of flexible, modular components that can be embedded into clinical systems as distinct, functional components. It may be helpful to think of the SDK as a subsystem and the clinical information system into which it can be embedded as a parent application.

Multum provides development interfaces that easily blend into the native environment of the parent application. By designing subsystem components that fit smoothly into an existing software development environment, Multum products help to minimize the overall development costs. SDK comes equipped with fully referenced documentation in several programming languages and databases; all developed with a three-tiered distributed processing back-end. This API is supplied in C++ Class Libraries or OLE Automation servers.

SDK - BASIC CLINICAL COMPONENTS

DRUG COMPONENT
 .  Provides clinician-friendly drug names.
 .  Allows customers to map external drug names to Multum knowledge bases.

INTERACTIONS - DRUG-DRUG & DRUG-FOOD
 .  Checks for drug-drug and drug-food interactions against a patient's current medication regimen and against medications about to be ordered.
 .  Analyzes both active medications and those that might still be active in the patient (based on the drug's elimination half-life).
 . Provides a list of drugs involved when an interaction occurs, along with the level of severity of the interaction (minor, moderate, severe), a textual description of the interaction, and on-line references.
 . Provides recommended courses of action when appropriate within the textual information presented.

DRUG ALLERGY CROSS-REACTIVITY CHECKING
 . Provides allergy information checked against the patient's current drug regimen, against medications about to be ordered, and against the patient's allergy history.
 . Generates a cross-reaction warning for allergic cross-reactivities described in the medical literature that includes the drug or drug category involved, a textual description of the reaction, and one or more references for the cross-reaction.
 .  Recognizes and supports both specific drug names and drug category names.

PATIENT EDUCATION LEAFLETS
 .  Provides patient teaching information drug monographs in both 6th grade
   English and North American Spanish.
 .  Adheres to the FDA's 1996 MedGuide recommendations.
 .  Provides the ability to print or display Patient Education Leaflets with each drug order.
 .  Includes important side effect, drug interaction, and drug administration instructions.
 .  Allows customization and formatting of leaflets by end-user site.


                                  SUBSCRIBERX

Multum's SubscribeRx(TM) is designed to deliver drug-specific patient education materials and other drug utilization services via the Internet backbone. Multum will provide End-Users with access to SubscribeRx through discrete links from CLIENT'S Web-server. Multum will serve up pages of drug-specific patient education content based on requests from the CLIENT'S server for the contracted services.

The drug-specific patient education content includes the following information:
 .  Description of the drug
 .  Important information about the drug
 .  How it should be taken
 .  What to do if you miss a dose
 .  What happens if you overdose
 .  What to avoid when taking the drug
 .  Possible interactions
 .  Other drugs that would affect the drug
 .  Reproductive information

  Multum Information Services, Inc. retains all rights for determining what modifications, amendments or alterations ("Product Changes") shall be made to any or all of the Services. Any Product Changes shall be determined and made at Multum Information Services' sole discretion. Multum reserves the right to add a manufacturer or distributor message to the patient education leaflets.